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                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-3 of (i) our report dated February 6, 2001 on our audit of the consolidated financial statements of L-3 Communications Holdings, Inc. and subsidiaries, all included in L-3 Communications Holdings, Inc. and subsidiaries' Annual Report on Form 10-K for the year ended December 31, 2000, and (ii) our reports dated February 28, 2001 and January 5, 2001 relating to the financial statements of Honeywell Traffic Alert and Collision Avoidance Business and Raytheon Training Devices and Training Services Business, respectively, all included in the Reports on Form 8-K/A for the year ended December 31, 1999 filed March 21, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                          /s/ PricewaterhouseCoopers, LLP


1177 Avenue of the Americas
New York, New York
September 7, 2001